AMENDEMNT TO EMPLOYMENT AGREEMENT

The EMPLOYMENT AGREEMENT dated April 20 2009, by and between i2Telecom International, Inc., a Washington corporation, with its principal office at 5070 Old Ellis Point, Suite 110, Roswell, GA 30076 (“Company”) and Douglas F. Bender (“Employee”) is hereby amended as follows with the remaining provisions of the Employment Agreement remaining in full force and effect.

AMENDMENTS:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto amend the Marketing Agreement as follows:

1.	Paragraph 6 (iv) is deleted in its entirety.

IN WITNESS WHEREOF, this amendment is dated as of the 24th day of June, 2009.

On Behalf of Employer:

i2 TELECOM INTERNATIONAL, INC.

By: __/s/ Andrew L. Berman	_

Andrew L. Berman, CEO

By: __/s/ Douglas F. Bender__________

Douglas F. Bender, Employee